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                                                    Exhibit 12
                                                    Form 10-Q
                                                    For the Six
                                                    Months Ended
                                                    June 30, 1996



                             Lucent Technologies Inc.
                Computation of Ratio of Earnings to Fixed Charges

                              (Dollars in Millions)
                                   (Unaudited)


                                                           For the Six
                                                          Months Ended
                                                         June 30, 1996

Loss Before Income Taxes...............................     $ (51)

Less Interest Capitalized during
  the Period...........................................        11
Less Undistributed Earnings of Less than 50%
  Owned Affiliates.....................................         1

Add Fixed Charges......................................       197

Total Earnings ........................................     $ 134



Fixed Charges

Total Interest Expense Including Capitalized Interest..     $ 163

Interest Portion of Rental Expense.....................        34

    Total Fixed Charges................................     $ 197

Ratio of Earnings to Fixed Charges.....................         *

* For the six month period ending June 30, 1996, the ratio computation indicates that the earnings were inadequate to cover fixed charges by $63.